Exhibit 99.2 PRESS RELEASE, DATED NOVEMBER 10, 2021, OF ENERSYS REGARDING RETIREMENT OF CHIEF FINANCIAL OFFICER AND ANNOUNCEMENT OF SUCCESSOR

Reading, PA, USA, November 10, 2021 – EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today that Michael J. Schmidtlein, Executive Vice President and Chief Financial Officer, plans to retire from EnerSys on March 31, 2022, after a distinguished 26-year career with the Company. “On behalf of all my EnerSys colleagues and our Board of Directors, I want to extend our deepest thanks to Mike,” said David Shaffer President & Chief Executive Officer. “Over his years of service Mike has contributed a great deal to the success of EnerSys. These efforts include most recently leading the change to our segment reporting from a geographical basis to a product line basis, along with leading numerous transactions, as well as building a strong financial infrastructure and team that position us for continued success. Mike will be missed, and we wish him the very best in his retirement.”

EnerSys also announced today that Andrea J. Funk, who currently serves as Vice President Finance, Americas, will be promoted to Executive Vice President & Chief Financial Officer effective April 1, 2022. Ms. Funk joined EnerSys in December 2018. Prior thereto from 2013 to 2018, she served as the Chief Executive Officer for Cambridge Lee Industries LLC, and as their Chief Financial Officer and Treasurer from 2011 to 2013. Ms. Funk has served in positions of increasing responsibility at Carpenter Technology, Arrow International, Rhone-Poulenc Rorer, Bell Atlantic Corporation and Ernst & Young. Since July 2017, she has served on the Board of Directors of Crown Holdings Inc., whose shares are traded on the New York Stock Exchange, and is a member of their Audit and Compensation Committees. Ms. Funk holds a Master of Business Administration degree from The Wharton School of Business, and a Bachelor of Science degree in accounting from Villanova University and was a certified public accountant.

“I'm also excited to announce that Andrea Funk will be assuming the role of Executive Vice President & CFO on April 1, 2022. Upon Andi’s arrival shortly after the Alpha acquisition, she was instrumental in the integration of the Alpha business into the overall EnerSys business. Andi has made significant contributions in updating and validating our strategic planning process, working closely with our Line of Business leaders and the Board. We believe Andi’s expertise and extensive business experience make her the ideal candidate for our next CFO as we continue our focus on delivering long-term value to our stockholders. Mike's retirement and Andi stepping into the CFO role are part of our robust, long-term succession planning process” said Mr. Shaffer.

For more information, contact Joseph G. Lewis, Sr. Vice President, General Counsel, Chief Compliance Officer & Secretary, EnerSys, 2366 Bernville Road, Reading, PA 19605, Tel: 610-208-1991 or by emailing investorrelations@enersys.com.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Energy Systems, which combine enclosures, power conversion, power distribution and energy storage, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. With the NorthStar acquisition, EnerSys has solidified its position as the market leader for premium Thin Plate Pure Lead batteries which are sold across all three lines of business.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

EnerSys is making this statement in order to satisfy the “Safe Harbor” provision contained in the Private Securities Litigation Reform Act of 1995. Any of the statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. A forward-looking statement predicts, projects, or uses future events as expectations or possibilities. Forward-looking statements may be based on expectations concerning future events and are subject to risks and uncertainties relating to operations and the economic environment, all of which are difficult to predict and many of which are beyond our control. For a discussion of such risks and uncertainties that could cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, please see our risk factors as disclosed in the “Risk Factors” section of our annual report on Form 10-K for fiscal year ended March 31, 2021. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.